                                                                    Exhibit 99.2


                       THIRD AMENDMENT TO RIGHTS AGREEMENT


     THIS THIRD AMENDMENT TO RIGHTS AGREEMENT (this "Amendment"), dated as of April 2, 2003, is between Elite Information Group, Inc. (formerly Broadway & Seymour, Inc.), a Delaware corporation (the "Company"), and Equiserve Trust Company, N.A., a national banking association (the "Rights Agent").

     WHEREAS, the Company and the Rights Agent are parties to a Rights Agreement, dated as of April 14, 1999, as amended by the First Amendment to Rights Agreement, dated December 14, 1999, between the Company and Rights Agent and as further amended by the Second Amendment to Rights Agreement, dated July 27, 2000, between the Company and Rights Agent (collectively, the "Rights Agreement"); and

     WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent desire to amend the Rights Agreement as set forth below;

     NOW, THEREFORE, the Rights Agreement is hereby amended as follows:

     1.   Amendment of Section 1.

          Section 1 of the Rights Agreement is amended by adding thereto subsections (cc) and (dd) which shall read as follows:

          "(cc) `Agreement and Plan of Merger' shall mean the Agreement and Plan of Merger, dated as of April 2, 2003, by and among The Thomson Corporation, a corporation organized under the laws of Ontario, Canada ("Parent'), Gulf Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), and the Company, as the same may be amended from time to time."

          "(dd) `Stockholders Agreement' shall mean the Stockholders Support Agreement, dated as of April 2, 2003, among Parent, Merger Sub and each of the stockholders party thereto."

     2.   Amendment of Section 7.

          Paragraph (a) of Section 7 of the Rights Agreement is amended by deleting the word "or" immediately preceding clause (iii) thereof and deleting the words "(the earliest of the times described in clauses (i), (ii) and (iii) above being herein referred to as the "Expiration Date")" and by adding the following new phrase immediately following clause (iii) thereof: "or (iv) immediately prior to the acceptance for payment of, and payment for the Shares pursuant to the Offer (as such terms are defined in the Agreement and Plan of Merger) (the earliest of the times described in clauses (i), (ii), (iii) and (iv) above being herein referred to as the "Expiration Date")."



     3.   Addition of New Section 35.

          The Rights Agreement is amended by adding a Section 35 thereof which shall read as follows:

          "Section 35. Exception For Agreement and Plan of Merger. Notwithstanding any provision of this Agreement to the contrary, neither a Distribution Date, Section 11(a)(ii) Event, a Section 13 Event nor a Stock Acquisition Date shall be deemed to have occurred, none of Parent or Merger Sub or any of their Affiliates or Associates shall be deemed to have become an Acquiring Person, and no holder of any Rights shall be entitled to exercise such Rights under, or be entitled to any rights pursuant to, any of Sections 3(a), 7(a), 11(a) or 13 of this Agreement, in any such case by reason of (a) the approval, execution or delivery of the Agreement and Plan of Merger or any amendments thereof approved in advance by the Board of Directors of the Company, (b) the approval, execution or delivery of the Stockholders Agreement or any amendments thereof approved in advance by the Board of Directors of the Company, or (c) the commencement or, prior to termination of the Agreement and Plan of Merger, the consummation of any of the transactions contemplated by the Agreement and Plan of Merger or the Stockholders Agreement in accordance with their respective provisions, including, without limitation, the making of the Offer, the acceptance of payment for shares of stock by Merger Sub pursuant to the Offer and the Merger (as defined in the Agreement and Plan of Merger)."



     4.   Effectiveness.

          This Amendment shall be deemed effective as of April 2, 2003 as if executed by both parties hereto on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

     5.   Miscellaneous.

     This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal, or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date set forth above.


                                            ELITE INFORMATION GROUP, INC.


                                            By: /s/ Steven O. Todd
                                                --------------------------------
                                            Name: Steven O. Todd
                                            Title: Vice President



                                            EQUISERVE TRUST COMPANY, N.A.


                                            By: /s/ Margaret Prentice
                                                --------------------------------
                                            Name: Margaret Prentice
                                            Title: Managing Director